EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-127879, 333-127880, and 333-149275 on Form S-8 and Registration Statement No. 333-141078 on Form S-3 of our reports dated November 23, 2010, relating to the consolidated financial statements and consolidated financial statement schedule of MWI Veterinary Supply, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption, on October 1, 2007, of Accounting Standards Codification 740 (formerly Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109)), and the effectiveness of MWI Veterinary Supply, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of MWI Veterinary Supply, Inc. for the year ended September 30, 2010.

/s/ DELOITTE & TOUCHE LLP
Boise, Idaho
November 23, 2010